Exhibit 3(i).2


                              Articles of Amendment
                                       To
                            Articles of Incorporation
                                       of
                            Burgers By Farfour, Inc.
                                 (present name)

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

     FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     ARTICLE I: NAME

     The name of the corporation shall be Fabulous Fritas Corporation: The principal place of business of this corporation shall be 3930 E. 4th Avenue, Hialeah, Florida.

     SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing if not contained in the amendment itself, are as follows: N/A

     THIRD: The date of each amendment's adoption: June 4, 2003.

     FOURTH: Adoption of Amendment(s) (CHECK ONE)

  X
----- The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

----- The amendment(s) was/were approved by the shareholder through voting groups.

          The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by _____________________________" voting group

----- The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

-----     The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.



Signed this 4th day of June, 2003.

/s/ Ricardo Jara
--------------------
Sign name
(By the Chairman or Vice Chairman of the Board of Directors,
President or other officer by the shareholders)
                OR
(By a director if adopted by the directors)
                OR
(By an incorporator if adopted by the incorporators)

Ricardo Jara
---------------------------------------------
Typed or printed name

President
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Title